Exhibit 10

                                                              June 21, 2002

[Name and Address of Executive Officer]

Dear [Executive Officer]:

This letter agreement shall serve to extend the term of the agreement (the "Agreement"), dated as of [Date of Original Agreement], by and between you and Overseas Shipholding Group, Inc., a corporation incorporated under the laws of Delaware with its principal office at 511 Fifth Avenue, New York, New York 10017, and extended by letter agreement dated as of March 24, 1999 [this reference is not included in those agreements relating to an Original Agreement which is dated March 24, 1999], as set forth in Section 2 of such Agreement, by amending the first sentence of Section 2 to read as follows:

      "This Agreement shall commence on the date hereof and shall expire on the earliest of (i) October 21, 2005, subject to the right of the Board of Directors of the Company (the "Board") and the Executive to extend it, provided that if a Change of Control takes place prior to October 21, 2005, the duration of this Agreement under this subpart (i) shall be until two (2) years after the Change of Control whether such two (2) year period ends before or after October 21, 2005; (ii) the date of the death of the Executive or retirement or other termination of the Executive's employment (voluntarily or involuntarily) with the Company prior to a Change of Control other than as a result of a termination by the Company without Cause (as defined below) or by the Executive for Good Reason (as defined below); or (iii) one hundred twenty (120) days after a termination by the Company without Cause or by the Executive with Good Reason if a Change of Control does not occur on or prior to such date."

All other terms and conditions contained in the referenced Agreement shall remain in full force and effect.

                                   Very truly yours,

                                   OVERSEAS SHIPHOLDING GROUP, INC.


                                   By:
                                       -----------------------------------------
                                   Name:  [Name of Executive Officer]
                                        ----------------------------------------
                                   Title:    [Title of Executive Officer]
                                          --------------------------------------


I agree and accept the above terms:



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[Name of Executive Officer]